UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2013 (June 3, 2013)

Commission File Number 0-8084

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	06-0739839
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification No.)

93 West Main Street, Clinton, CT	06413
(Address of principal executive offices)	(Zip Code)

(860) 669-8636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 3, 2013, the Maine Water Company, a Maine corporation (“Maine Water”), completed the issuance of $1,409,888 aggregate principal amount of its First Mortgage Bonds, Series V, 1.0% due April 1, 2033 (the “Bonds”). Maine Water is an operating water utility subsidiary of Connecticut Water Service, Inc., a Connecticut corporation (the “Company”).

The Bonds were issued by Maine Water to the Maine Municipal Bond Bank (the “Bank”) and the proceeds of the issuance were loaned (the “Loan”) by the Bank to Maine Water pursuant to a Loan Agreement by and between Maine Water and the Bank dated as of June 3, 2013 (the “Loan Agreement”). The proceeds of the Loan will be used by Maine Water to fund various water facilities projects, [including the replacement of a water tank in the Town of Camden, Maine and to partially fund the replacement of a storage tank in the Town of Bucksport, Maine.]

The obligation of Maine Water under the Loan Agreement to repay the Loan is evidenced by the Bonds, which were issued and delivered under the Supplemental Indenture U, dated as of June 3, 2013 by and among Maine Water and the Bank, as successor Trustee (the “Supplemental Indenture”), to Maine Water’s Indenture of First Mortgage, originally dated as of April 1, 1961, as supplemented and modified from time to time (the “Original Indenture,” and together with the Supplemental Indenture, the “Indenture”). The Bonds bear interest at the rate of 1.0%, payable semi-annually on April 1 and October 1 of each year commencing on October 1, 2013. The principal amount of the Loan, if not previously paid, shall be due on April 1, 2033.

Both of the Loan Agreement and the Indenture contain provisions that provide for the acceleration of the indebtedness upon the occurrence of an event of default (as defined in the Loan Agreement).

The foregoing summary of the Bonds, the Loan Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture and the Loan Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1 and are hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

4.1	Supplemental Indenture U by and between The Maine Water Company and U.S. Bank National Association, as Trustee dated June 3, 2013.*
10.1	Loan Agreement by and between The Maine Water Company and Maine Municipal Bond Bank dated June 3, 2013, is filed herewith.

*    Pursuant to Item 601(b)(4)(iii) of Regulation S-K, a copy of Maine Water’s Supplemental Indenture is not being filed as an exhibit to this Current Report on Form 8-K. The Company will furnish to the Securities and Exchange Commission upon request copies of the Supplemental Indenture and the Original Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: June 4, 2013	By: /s/ David C. Benoit
Name: David C. Benoit
Title: Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.        Description

4.1	Supplemental Indenture U by and between The Maine Water Company and U.S. Bank National Association, as Trustee dated June 3, 2013.
10.1	Loan Agreement by and between The Maine Water Company and Maine Municipal Bond Bank dated June 3, 2013, is filed herewith.